Exhibit 10.18

RAPID MICRO BIOSYSTEMS, INC.
2021 INCENTIVE AWARD PLAN

GLOBAL STOCK OPTION GRANT NOTICE

Capitalized terms not specifically defined in this Global Stock Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as amended from time to time, the “Plan”) of Rapid Micro Biosystems, Inc. (the “Company”).

The Company has granted to the participant listed below (“Participant”) the stock option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Global Stock Option Agreement attached as Exhibit A including any additional terms and conditions set forth in any appendix for Participant’s country (the “Appendix” and, together with the Global Stock Option Agreement, the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Exercise Price per Share:
Shares Subject to the Option:
Final Expiration Date:
Vesting Commencement Date:
Vesting Schedule:
Type of Option

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement.  Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

RAPID MICRO BIOSYSTEMS, INC.	PARTICIPANT

By:
Name:
Title:

Exhibit A

GLOBAL STOCK OPTION AGREEMENT

Capitalized terms not specifically defined in this Global Stock Option Agreement, including any additional terms and conditions for Participant’s country set forth in the Appendix hereto (together, this “Agreement”) shall have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.
GENERAL

1.1Grant of Option.  The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).

1.2Incorporation of Terms of Plan.  The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

ARTICLE II.
PERIOD OF EXERCISABILITY

2.1Commencement of Exercisability.  The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated.  Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, unless the Administrator otherwise determines, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason.  For the avoidance of doubt, employment or other service during only a portion of the vesting period, but where Termination of Service has occurred prior to a vesting date, shall not entitle Participant to vest in a pro-rata portion of the Option.

For purposes of the Option, the Administrator shall have the exclusive discretion to determine when Participant is no longer a Service Provider under the Plan, notwithstanding whether Participant may still be considered an Employee or Consultant under Applicable Laws.  In particular, the Administrator may determine that Participant’s Termination of Service is deemed to occur as of the date Participant is no longer actively providing services to the Company or any Subsidiary (regardless of the reason for the termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is rendering services or the terms of Participant’s employment or other service agreement, if any), without regard to any contractual notice period or any period of “garden leave” or similar period mandated under the Applicable Laws of the jurisdiction where Participant is rendering services or the terms of Participant’s employment or other service agreement, if any.

2.2Duration of Exercisability.  The Vesting Schedule is cumulative.  Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires.  The Option will be forfeited immediately upon its expiration.

2.3Expiration of Option.  The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

(a)The final expiration date in the Grant Notice;

(b)Except as the Administrator may otherwise approve, the expiration of three (3) months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or Disability;

(c)Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; and

(d)Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause.

ARTICLE III.
EXERCISE OF OPTION

3.1Person Eligible to Exercise.  During Participant’s lifetime, only Participant may exercise the Option.  After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

3.2Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.

3.3Representation. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan, or Participant’s exercise of the Option or subsequent sale of Shares.  Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of the Option and the transactions contemplated by the Grant Notice and this Agreement.  Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.4Responsibility for Taxes.

(a)Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary which employs Participant or to which Participant otherwise renders services (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable or deemed applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount (if any) actually withheld by the Company or the Service Recipient.  Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to the exercise of the Option, or the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)In this regard, Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following:

(i)requiring Participant to make a payment in a form acceptable to the Company;

(ii)withholding from wages or other cash compensation payable to Participant;

(iii)withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent);

(iv)withholding in Shares to be issued upon exercise of the Option, provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(iii) herein and, if the Committee does not exercise its discretion prior to the withholding event, then Participant shall be entitled to elect the method of withholding from the alternatives above; and

(v)any other method of withholding determined by the Company and to the extent required by Applicable Laws or the Plan, approved by the Committee.

(c)The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s).  In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, Participant may be able to seek a refund from the local tax authorities.  In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares is held back solely for the purpose of satisfying withholding obligations for Tax-Related Items.

(d)The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

ARTICLE IV.
OTHER PROVISIONS

4.1Nature of Grant. By accepting the Option, Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c)all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company;

(d)Participant is voluntarily participating in the Plan;

(e)the Option and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f)the Option and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(g)the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(h)if the underlying Shares do not increase in value, the Option will have no value;

(i)if Participant exercises the Option and acquire Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is providing service or the terms of Participant’s employment or other service agreement, if any);

(k)unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary;

(l)unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(m)the following provisions apply only if Participant is providing services outside the United States:

(i)the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose; and

(ii)neither the Company, the Service Recipient nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise of the Option.

4.2Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.3Notices.  Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number.  Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files.  By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party.  Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, or comparable non-U.S. postal service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.4Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5Conformity to Applicable Laws.  Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.  Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of the Option prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. federal, state or local securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. federal, state or local governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.  Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any other securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares.  Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without his or her consent to the extent necessary to comply with Applicable Laws applicable to issuance of Shares.

4.6Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.7Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule.  To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.8Entire Agreement.  The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.9Agreement Severable.  In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.10Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

4.11Not a Contract of Employment.  Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or other service of the Company, the Service Recipient or any Subsidiary or interferes with or restricts in any way the rights of the Company, the Service Recipient and any other Subsidiary, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company, the Service Recipient or another Subsidiary and Participant.

4.12Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.

4.13Incentive Stock Options.  If the Option is designated as an Incentive Stock Option:

(a)Participant acknowledges that to the extent the aggregate fair market value of shares (determined as of the time the option with respect to the shares is granted) with respect to which stock options intended to qualify as “incentive stock options” under Section 422 of the Code, including the Option, are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such stock options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such stock options (including the Option) will be treated as non-qualified stock options.  Participant further acknowledges that the rule set forth in the preceding sentence will be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code.  Participant acknowledges that amendments or modifications made to the Option pursuant to the Plan that would cause the Option to become a Non-Qualified Stock Option will not materially or adversely affect Participant’s rights under the Option, and that any such amendment or modification shall not require Participant’s consent.  Participant also acknowledges that if the Option is exercised more than three (3) months after Participant’s Termination of Service as an Employee, other than by reason of death or disability, the Option will be taxed as a Non-Qualified Stock Option.

(b)Participant will give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or other transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant.  Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

4.14Data Privacy. In accepting the Option, Participant explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in the Grant Notice and this Agreement and any other grant materials by an and among, as applicable, the Company, the Service Recipient and any other Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company, the Service Recipient and other Subsidiaries hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social security number, passport or other identification number, salary, nationality, job title, or any shares of stock or directorships held in the

Company, and details of all awards or other entitlement to shares awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant further understands that the Company, the Service Recipient and/or other Subsidiaries will transfer Data among themselves as necessary for the exclusive purposes of implementation, administration and management of Participant’s participation in the Plan, and that the Company, the Service Recipient and/or other Subsidiaries may each further transfer Data to Fidelity Stock Plan Services, LLC and certain of its affiliates (“Fidelity”) or such other third party, which are assisting the Company (or may assist the Company in the future) with the implementation, administration, and management of the Plan.

Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the United States may have different data privacy laws and protections than Participant’s country. Participant understands that, if Participant resides outside the United States, Participant may request a list with the names and addresses of Data Recipients by contacting in writing Participant’s local human resources representative. Participant authorizes the recipients of Data to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.

Participant understands that, if Participant resides outside the United States, Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data to make the information contained therein factually accurate, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.

Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke the consents, Participant’s employment status or career with the Service Recipient will not be affected; the only consequence of refusing or withdrawing the consents is that the Company would not be able to grant the Option or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing the consents may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact in writing Participant’s local human resources representative.

Upon request of the Company or the Service Recipient, Participant agrees to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Service Recipient) that the Company and/or the Service Recipient may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s jurisdiction(s), either now or in the future. Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such consent or agreement requested by the Company and/or the Service Recipient.

4.15Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

4.16Language. Participant acknowledges that Participant is sufficiently proficient in the English language or has consulted with an advisor who is sufficiently proficient in the English language, and understands the content of the Grant Notice or this Agreement and other Plan-related materials . If Participant has received the Grant Notice and this Agreement or any other document related to the Plan and/or the Option translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

4.17Governing Law and Venue. The Option, the Grant Notice and this Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

For purposes of any action, lawsuit or other proceedings that arises under this Award or the Grant Notice and this Agreement, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this Award is made and/or to be performed.

4.18Appendix. Notwithstanding any provisions in this Global Stock Option Agreement, the Option shall be subject to any additional terms and conditions set forth in any Appendix to this Global Stock Option Agreement for Participant’s country.  Moreover, if Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

4.19Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

4.20Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country or broker’s country, or the country in which Stock is listed, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or attempt to sell, or otherwise dispose of the Shares, rights to Shares (e.g., the Option) or rights linked to the value of Stock, during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions, including the United States and Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing inside information. Furthermore, Participant may be prohibited from (i) disclosing insider information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.

4.21Exchange Control, Foreign Asset/Account Reporting Requirements. Participant acknowledges that Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from his or her participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country.  Applicable Laws may require that Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country.  Participant also may be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt.  Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.

4.22Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of the Grant Notice and this Agreement shall not operate or be construed as a waiver of any other provision of the Grant Notice and this Agreement, or of any subsequent breach by Participant or any other Participant.

By electronically accepting the Grant Notice and this Agreement and participating in the Plan, Participant agrees to be bound by the terms and conditions in the Plan and the Grant Notice and this Agreement.

* * * * *

APPENDIX
TO
GLOBAL STOCK OPTION AGREEMENT

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Grant Notice, the Global Stock Option Agreement (the “Option Agreement”) and the Plan.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Option if Participant resides and/or works in one of the countries listed below.

If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant transfers to another country after the Grant Date, the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to Participant.

Notifications

This Appendix also includes information regarding securities, exchange controls, tax and certain other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of February 2022.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the Participant exercises the Option or sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result.  Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to Participant’s situation.

If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which he or she is currently residing and/or working, or if Participant transfers to another country after the Grant Date, the information contained herein may not be applicable to Participant in the same manner.

EUROPEAN UNION, EUROPEAN ECONOMIC AREA, SWITZERLAND AND UNITED
KINGDOM

Data Privacy. The following provisions replace Section 4.14 of the Option Agreement:

(a)Data Collection and Usage.  The Company and the Service Recipient collect, process and use certain personal information about Participant, including, but not limited to, Participant’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards granted under the Plan or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the legitimate purpose of implementing, administering and managing the Plan.  Where required, the legal basis for the collection and processing of Data is Participant’s consent.

(b)Stock Plan Administration Service Providers.  The Company transfers Data to Fidelity Stock Plan Services, LLC. and certain of its affiliated companies (“Fidelity”), an independent service provider based in the U.S., which is assisting the Company with the implementation, administration and management of the Plan. Where required, the legal basis for the transfer of Data to Fidelity is Participant’s consent. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner.  Participant may be asked to agree on separate terms and data processing practices with Fidelity, with such agreement being a condition to the ability to participate in the Plan.

(c)International Data Transfers.  The Company and its service providers, including Fidelity are based in the U.S.  Participant’s country or jurisdiction may have different data privacy laws and protections than the U.S.  Where required, the legal basis for the transfer of Data to these recipients is Participant’s consent.

(d)Data Retention.  The Company will hold and use Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with Applicable Laws, exercise or defense of legal rights, and archiving, back-up and deletion processes.  This period may extend beyond Participant’s period of employment or other service with the Service Recipient.

(e)Voluntariness and Consequences of Consent Denial or Withdrawal.  Participation in the Plan is voluntary and Participant is providing the consents herein on a voluntary basis.  Participant understands that Participant may request to stop the transfer and processing of Participant’s Data for purposes of Participant’s participation in the Plan and that Participant’s compensation from or employment relationship with the Service Recipient will not be affected.  The only consequence of refusing or withdrawing consent is that the Company would not be able to allow Participant to participate in the Plan.  Participant understands that Participant’s Data will still be processed in relation to Participant’s employment or service and for record-keeping purposes.

(f)Data Subject Rights.  Participant may have a number of rights under data privacy laws in Participant’s jurisdiction.  Depending on where Participant is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data.  To receive clarification regarding these rights or to exercise these rights, Participant can contact Participant’s local human resources representative.

AUSTRALIA

Notifications

Tax Information.  The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies, subject to the conditions therein.

Securities Law Information.  If Participant acquires Shares pursuant to the Option and offers his or her Shares for sale to a person or entity resident in Australia, Participant’s offer may be subject to disclosure requirements under Australian law.  Participant should obtain legal advice on his or her disclosure obligations prior to making any such offer.

CHINA

Terms and Conditions

The following terms and conditions will apply to Participant to the extent that the Company, in its discretion, determines that Participant’s participation in the Plan will be subject to exchange control restrictions in the People’s Republic of China (“PRC”), as implemented by the State Administration of Foreign Exchange (“SAFE”).

Expiration of Option.  Notwithstanding Section 2.3(c) of the Option Agreement, if the event of Participant’s Termination of Service for any reason (even if by reason of Participant’s death or Disability), the Option, to the extent vested as of the Termination of Service, will expire at the close of business at Company headquarters on the date six months after the Termination of Service.

Payment Upon Exercise.  Notwithstanding Section 5.5 of the Plan, Participant may pay the Exercise Price only by using the cashless exercise method described in Section 5.5(b) of the Plan.  The Company reserves the right to provide Participant with additional methods of payment depending on the development of local law.

Additional Vesting and Exercise Condition.  The following provisions supplement the “Vesting Schedule” section of the Grant Notice and Section 2.1 of the Option Agreement:

Notwithstanding anything to the contrary in the Grant Notice or the Option Agreement, the Option shall not vest or become exercisable, unless and until all necessary exchange control or other approvals with respect to the Option under the Plan have been obtained from SAFE or its local counterpart (“SAFE Approval”), and provided that such SAFE Approval is maintained through the date of exercise.  If or to the extent the Company is unable, or if the Company chooses not, to obtain the SAFE Approval, no Shares subject to the Option for which SAFE Approval is not completed or maintained shall be issued.  If Participant’s status as a Service Provider is terminated prior to the SAFE Approval, Participant shall not be entitled to vest in any portion of the Option and the Option shall be forfeited without any liability to the Company, the Service Recipient or any other Subsidiary.

Stock Must Remain With Company’s Designated Broker. Participant agrees to hold any Shares received upon exercise of the Option with the Company’s designated broker until the Shares are sold.  The limitation shall apply to all Shares issued to Participant under the Plan, whether or not Participant continues to be a Service Provider with the Company, the Service Recipient or any other Subsidiary.

Forced Sale of Shares.  The Company has the discretion to arrange for the sale of the Shares issued upon exercise of the Option, either immediately upon exercise or at any time thereafter.  In any event, if

Participant is terminated as a Service Provider, Participant will be required to sell all Shares acquired upon exercise of the Option within such time period as required by the Company in accordance with SAFE requirements.  Any Shares remaining in the brokerage account at the end of this period shall be sold by the broker (on Participant’s behalf pursuant to this authorization without further consent).  Participant agrees to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated broker) to effectuate the sale of Shares (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters.  Participant acknowledges that neither the Company nor the designated broker is under any obligation to arrange for the sale of Shares at any particular price (it being understood that the sale will occur in the market) and that broker’s fees and similar expenses may be incurred in any such sale.  In any event, when the Shares are sold, the sale proceeds, less any withholding for Tax-Related Items, any broker’s fees or commissions, and any similar expenses of the sale will be remitted to Participant in accordance with applicable exchange control laws and regulations.

Exchange Control Restrictions.  Participant understands and agrees that Participant will be required to immediately repatriate to China any proceeds from the sale of any Shares acquired under the Plan and any cash dividends paid on such Shares.  Participant further understands that such repatriation of proceeds may need to be effected through a special bank account established by the Company (or a Subsidiary), and Participant hereby consents and agrees that any sale proceeds and cash dividends may be transferred to such special account by the Company (or a Subsidiary) on Participant’s behalf prior to being delivered to Participant and that no interest shall be paid with respect to funds held in such account.

The proceeds may be paid to Participant in U.S. dollars or local currency at the Company’s discretion.  If the proceeds are paid to Participant in U.S. dollars, Participant understands that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account.  If the proceeds are paid to Participant in local currency, Participant acknowledges that the Company (or its Subsidiaries) are under no obligation to secure any particular exchange conversion rate and that the Company (or its Subsidiaries) may face delays in converting the proceeds to local currency due to exchange control restrictions.  Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the net proceeds are converted into local currency and distributed to Participant.  Participant further agrees to comply with any other requirements that may be imposed by the Company (or its Subsidiaries) in the future in order to facilitate compliance with exchange control requirements in China.

Administration.  The Company (or its Subsidiaries) shall not be liable for any costs, fees, lost interest or dividends or other losses that Participant may incur or suffer resulting from the enforcement of the terms of the Agreement or otherwise from the Company’s operation and enforcement of the Plan in accordance with any applicable laws, rules, regulations and requirements.

FRANCE

Terms and Conditions

Language Consent.  In accepting the Option, Participant confirms that he or she has read and understood the documents relating to the Option (the Plan and the Agreement, including this Appendix), which were provided to Participant in the English language.  Participant accepts the terms of these documents accordingly.

Consentement relatif à la Langue utilisée. En acceptant l’attribution de l’Option, le Participant confirme avoir lu et compris les documents relatifs à l’attribution (le Contrat et le Plan), qui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Notifications

Tax Information.  Participant understands and agrees that the Option are not intended to qualify for specific tax and social security treatment in France under Sections L. 225-177 to L. 225-186 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended.

Foreign Asset/Account Reporting Information.  Participant may hold Shares acquired under the Plan outside of France, provided that Participant declares all foreign accounts, whether open, current or closed, on Form N° 3916 and submit with Participant’s annual income tax return.  Failure to comply could trigger significant penalties.

GERMANY

Notifications

Exchange Control Information.  Cross-border payments in excess of EUR 12,500 must be reported monthly to the German Federal Bank.  If Participant receives cross-border payments in excess of EUR 12,500 in connection with the sale of securities (including Shares acquired under the Plan) or the receipt of dividends paid on such Shares, Participant must report by the fifth day of the month following the month in which the payment was received.  The report must be filed electronically.  The form of report can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English.

Foreign Asset/Account Reporting Information. If Participant’s acquisition of Shares leads to a so-called qualified participation at any point during the calendar year, Participant will need to report the acquisition when Participant files a tax return for the relevant year.  A qualified participation occurs only if (i) Participant owns 1% or more of the Company and the value of the Shares exceeds EUR 150,000 or (ii) Participant holds Shares exceeding 10% of the Company’s total common stock.

IRELAND

Terms and Conditions

Director Notification Requirement.  If Participant is a director, shadow director, de facto director or secretary of an Irish Subsidiary, he or she must notify the Irish Subsidiary in writing if (i) Participant receives or disposes of an interest exceeding 1% of the voting equity of the Company (e.g., the Option, Shares, etc.), (ii) Participant becomes aware of an event giving rise to a notification requirement, or (iii) Participant becomes a director (including a shadow director or a de facto director) or secretary if such an interest exists at that time.  This notification requirement also applies with respect to the interests of Participant’s spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director, de facto director or secretary).

ITALY

Terms and Conditions

Plan Document Acknowledgement. Participant acknowledges that Participant has read and specifically and expressly acknowledges the Grant Notice, sections of the Option Agreement (Section 1.1 (Grant of Option), Section 2.1 (Commencement of Exercisability), Section 3.3 (Representation), Section 3.4 (Responsibility for Taxes), Section 4.1 (Nature of Grant), Section 4.11 (Not a Contract of Employment), Section 4.15 (Electronic Delivery and Participation), Section 4.16 (Language), Section 4.17 (Governing Law and Venue), and Section 4.18 (Appendix)), and the “Data Privacy” provision of this Appendix.

Notifications

Foreign Asset/Account Reporting Information.  Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due.  These reporting obligations also will apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Foreign Asset Tax.  The value of any Shares (and certain other foreign assets) an Italian resident holds outside Italy may be subject to a foreign financial assets tax.  The taxable amount is equal to the fair market value of the Shares on December 31 or on the last day the Shares were held (the tax is levied in proportion to the number of days the Shares were held over the calendar year).

JAPAN

Notifications

Exchange Control Information.  If Participant acquires Shares valued at more than JPY 100 million in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of the Shares.

Foreign Asset/Account Reporting Information.  If Participant holds assets outside of Japan (e.g., Shares acquired under the Plan) with a value exceeding JPY 50,000,000 (as of December 31 each year), Participant is required to comply with annual tax reporting obligations with respect to such assets.  Participant should consult with his or her personal tax advisor to ensure that Participant is properly complying with applicable reporting requirements in Japan.

KOREA

Notifications

Foreign Asset/Account Reporting Information.  Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds KRW 500,000,000 (or an equivalent amount in foreign currency) on any month-end date during a calendar year.  Participant should consult his or her personal tax advisor regarding reporting requirements in Korea.

NETHERLANDS

There are no country-specific provisions.

SINGAPORE

Terms and Conditions

Sale of Shares.  If Participant exercises the Option within six months of the Grant Date, Participant agrees that he or she will not sell or offer to sell the Shares acquired prior to the six-month anniversary of the Grant Date, unless such sale or offer to sell in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or any other applicable provisions of the SFA.

Notifications

Securities Law Information.  The grant of the Option is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the SFA  and not with a view to the underlying Shares being subsequently offered for sale to any other party.  The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Obligation.  If Participant is a director, associate director, or shadow director of a Singapore Subsidiary, Participant may be subject to certain notification requirements under the Singapore Companies Act.  To the extent applicable to directors of a Singapore Subsidiary, these requirements include an obligation to notify the Singaporean Subsidiary in writing of an interest (e.g., the Option or Shares) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest, and (iii) becoming a director, associate director or shadow director.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes.  The following provisions supplement Section 3.4 of the Option Agreement:

Without limitation to Section 3.4 of the Option Agreement, Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Service Recipient or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority).  Participant also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the immediately foregoing provision will not apply.  In such case, if the amount of any income tax due is not collected from or paid by Participant within 90 days of the end of the UK tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income taxes may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs” ) may be payable.  Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company or the Service Recipient, as applicable, any employee NICs due on this additional benefit, which the Company or the Service Recipient may recover from Participant by any of the means referred to in Section 3.4 of the Option Agreement.

Joint Election for Transfer of Employer NICs.  As a condition of participation in the Plan and the vesting or exercise of the Option, Participant agrees to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Service Recipient (or any successor to the Company or the Service Recipient) in connection with the Option and any event giving rise to Tax-Related Items (the “Employer’s NICs”). Without limitation to the foregoing, Participant agrees to enter into a joint election with the Company and/or the Service Recipient (the “Joint Election”), which is attached to this Appendix, the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the Employer’s NICs to Participant. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Service Recipient. Participant further agrees that the Company and/or the Service Recipient may collect the Employer’s NICs from Participant by any of the means set forth in Section 3.4 of the Option Agreement.

If Participant does not enter into a Joint Election, if approval of the Joint Election has been withdrawn by HMRC, if the Joint Election is revoked by the Company or the Service Recipient (as applicable), or if the Joint Election is jointly revoked by Participant and the Company or the Service Recipient, as applicable, the Company, in its sole discretion and without any liability to the Company or the Service Recipient, may choose not to issue or deliver any Shares or proceeds from the sale of Shares to Participant upon exercise of the Option.

IMPORTANT NOTE:  By accepting the Option (whether by signing the Grant Notice or via the Company’s designated electronic acceptance procedures), Participant is agreeing to be bound by the terms of the Joint Election.  Participant should read the terms of the Joint Election carefully before accepting the Agreement and the Joint Election.  If requested by the Company, Participant agrees to execute the Joint Election in hard copy even if Participant has accepted the Agreement through the Company's electronic acceptance procedure. By entering into the Joint Election, Participant agrees that any employer’s NICs liability that may arise in connection with participation in the Plan will be transferred to Participant, and Participant authorizes the Service Recipient to recover an amount sufficient to cover this liability by such methods, including but not limited to, deductions from Participant’s salary or other payments due or the sale of sufficient Shares acquired pursuant to the Option.

RAPID MICRO BIOSYSTEMS, INC.

2021 INCENTIVE AWARD PLAN

(UK EMPLOYEES)

ELECTION TO TRANSFER THE EMPLOYER'S SECONDARY CLASS 1 NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE

1.	PARTIES

This Election is between:

(A)

The individual who has gained access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive options (“Options”) pursuant to the terms and conditions of the Rapid Micro Biosystems, Inc. 2021 Incentive Award Plan (the “Plan”), and

(B)

Rapid Micro Biosystems, Inc., 1001 Pawtucket Boulevard West, Suite 280, Lowell, Massachusetts 01854, USA (the “Company”), which may grant Options under the Plan and is entering into this Form of Election on behalf of the Employer.

2.PURPOSE OF ELECTION

2.1	This Election relates to all Options granted to Employee under the Plan up to the termination date of the Plan.

2.2In this Election the following words and phrases have the following meanings:

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

“Relevant Employment Income" from Options on which Employer's National Insurance Contributions becomes due is defined as:

(i)	an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);
(ii)	an amount that counts as employment income of the earner under section 438 ITEPA (convertible securities: charge on certain post-acquisition events); or
(iii)	any gain that is treated as remuneration derived from the earner's employment by virtue of section 4(4)(a) SSCBA, including without limitation:
(A)	the acquisition of securities pursuant to the Options (within the meaning of section 477(3)(a) of ITEPA);
(B)	the assignment (if applicable) or release of the Options in return for consideration (within the meaning of section 477(3)(b) of ITEPA);
(C)	the receipt of a benefit in connection with the Options, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

“SSCBA” means the Social Security Contributions and Benefits Act 1992.

“Taxable Event” means any event giving rise to Relevant Employment Income.

2.3

This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Options pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

2.4

This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5

This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.6

Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Global Stock Option Agreement. This Election will have effect in respect of the Options and any awards which replace or replaced the Options following their grant in circumstances where section 483 of ITEPA applies.

3.ELECTION

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by accepting the Option (including by electronic means) or by separately signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

4.PAYMENT OF THE EMPLOYER’S LIABILITY

4.1	The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event:
(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or
(ii)	directly from the Employee by payment in cash or cleared funds; and/or
(iii)

by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Options, the proceeds from which must be delivered to the Employer in sufficient time for payment to be made to Her Majesty’s Revenue & Customs (“HMRC”) by the due date; and/or

(iv)

where the proceeds of the gain are to be paid through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive in respect of the Options, such amount to be paid in sufficient time to enable the Company and/or the Employer to make payment to HMRC by the due date; and/or

(v)	by any other means specified in the Global Stock Option Agreement.
4.2

The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the Options to the Employee until full payment of the Employer’s Liability is received.

4.3

The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HMRC on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).

5.DURATION OF ELECTION

5.1

The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2

Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Options in circumstances where section 483 of ITEPA applies.

5.3This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;
(ii)	on the date the Company serves written notice on the Employee terminating its effect;
(iii)	on the date HMRC withdraws approval of this Election; or
(iv)

after due payment of the Employer’s Liability in respect of the entirety of the Options to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

5.4	This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

[Electronic Acceptance/Signature page follows]

Acceptance by the Employee

The Employee acknowledges that by accepting the Option, (whether by clicking on the “Accept” box where indicated in the Company’s electronic acceptance procedure or by signing the Global Stock Option Grant Notice in hard copy) or by separately signing or electronically accepting this Election, the Employee agrees to be bound by the terms of this Election.

Signed

The Employee

Acceptance by the Company

The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signed for and on behalf of the Company
Name Title

SCHEDULE OF EMPLOYER COMPANIES

The following are the employing companies to which this Joint Election may apply:

Name:
Registered Office:
Company Registration Number:
Corporation Tax Reference:
PAYE Reference: